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                                                                    EXHIBIT 32.1

         The undersigned officer of Haights Cross Communications, Inc. (the "Company") hereby certifies to his knowledge that the Company's quarterly report on Form 10-Q to which this certification is attached (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2004                  By:    /s/ Peter J. Quandt
                                          -------------------------------------
                                    Name:  Peter J. Quandt
                                    Title: Chairman, Chief Executive Officer and
                                           President

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